                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Select Large-Cap Growth Portfolio 2000 Series A, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-30868 of our report dated April 13, 2000, relating to the Statement of Condition of Equity Investor Fund, Select Large-Cap Growth Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
April 13, 2000